================================================================================



                             SHARE PLEDGE AGREEMENT


                                      among

                                 FiberCore, Inc.

                                       and

                  Algar S.A. - Empreendimentos e Participacoes

                                       and

                            Xtal Fibras Opticas S.A.

                                       and

                            Mamore Participacoes S.A.








                               Dated June 20, 2000

================================================================================

                             SHARE PLEDGE AGREEMENT

By this private instrument, dated as of June 20, 2000, and in the best form of law, the parties herein below:

I. FiberCore, Inc., a company duly organized and validly existing duly organized under the Laws of the State of Nevada, United States of America, with its principal head office at 253, Worcester Road, Charlton, MA ("FCI"), herein duly represented by its legal representative, or any other legal entity or individual designated by FCI (FCI and/or entity designated by FCI, hereinafter designated as "Grantee");

II. Algar S.A. - Empreendimentos e Participacoes, a company duly organized and validly existing under the Laws of the Federative Republic of Brazil, with its principal head office in the city of Uberlandia, State of Minas Gerais, at Av. Alexandrino Garcia, 2689, Distrito Industrial ("Algar"), enrolled with the National Registry of Legal Entities of the Ministry of Finance ("CNPJ/MF") under No. 17.835.026/0001-52 (hereinafter designated as "Grantor"), herein duly represented by its legal representative;

III. Xtal Fibras Opticas S.A., a company duly organized and validly existing under the Laws of the Federative Republic of Brazil, with its principal head office in the city of Uberlandia, State of Minas Gerais, at Av. Alexandrino Garcia, 2689, Distrito Industrial, enrolled with the National Registry of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 71.340.707/0001-95 hereinafter designated as "Xtal"), herein duly represented by its legal representative; and

IV. Mamore Participacoes S.A., a company duly organized and validly existing under the Laws of the Federative Republic of Brazil, with its principal head office in the city of the City of Uberlandia, State of Minas Gerais, at Avenida Alexandrino Garcia, 2689, cj. 07, Sala A, Distrito Industrial, enrolled with the National Registry of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 03.509.491/0001-99 (hereinafter designated as the "Company") herein duly represented by its legal representative.


WHEREAS Grantee and Grantor have entered into an Investment Agreement dated June 20, 2000 (the "Investment Agreement"), pursuant to which Grantee will hold 90% (ninety percent) of the shares of the Company, in accordance with the terms and conditions set forth in the Investment Agreement, and Grantor will hold 10% (ten percent) of the shares of the Company;

WHEREAS, on the date hereof, the total issued and outstanding share capital of the Company is R$ 6,488,612.00, fully subscribed and entirely paid in, divided into 648,864A and 5,839,748B voting common shares, with no par value, all in book-entry form (hereinafter referred to as the "Shares");

WHEREAS, Grantor owns the number of Shares of the Company set forth opposite its name as evidenced in Exhibit A attached hereto and made an integral part hereof;

WHEREAS, Grantor has assumed several debts of Xtal, by means of the execution of the assumption of indebtedness agreements attached hereto as Annex B ("Assumed Indebtedness"), and, the creditors of such Assumed Indebtedness were not informed of the assumption, therefore, Xtal is still liable for mentioned debts before third parties;

WHEREAS, Grantor has expressly agreed to pay the Assumed Indebtedness at maturity, related to Xtal ;


WHEREAS, Grantor has agreed to indemnify Grantee against any and all costs, contingencies, liabilities and lost profits resulting from facts, acts, conditions or contingencies which existed at or occurred on or before the Closing Date, in accordance with and subject to the procedures established in
Section V of the Investment Agreement (the "Algar's Indemnification Obligations", as such term is defined in Section V of the Investment Agreement");

WHEREAS, Grantor intends to guarantee to the Grantee that Grantor will remain liable for the debts of Xtal assumed by means of the Assumption of Indebtedness, as well as any costs, liabilities, contingencies and lost profits related to Xtal that has its beginning in a fact, act or condition that have occurred before and on the Closing Date of the Investment Agreement, Grantor has agreed to pledge for the benefit of Grantee 10% (ten percent) of the Shares that Grantor now owns in the share capital of the Company, which shall remain at all times free and clear of liens, burdens, debts, claims or doubts;

WHEREAS it is a condition precedent for the execution of the Investment Agreement, that the Grantor has executed and delivered to Grantee the present Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties have agreed to execute this Agreement as follows:

1. Wherever used in this Agreement, unless the context shall otherwise require or the terms are otherwise defined herein, the terms defined in the Investment Agreement shall have the same meanings herein.

1.1      In addition:

         (i) "Additions" shall mean any charges, whether judicial or not, attorneys' fees, costs, expenses and any other additions or supplements to the Secured Indebtedness which may be incurred by Grantee in connection with the enforcement of the Pledge hereunder;

         (ii) "Civil Code" shall mean the Brazilian Civil Code containing the legislative framework of the civil law system in Brazil;

         (iii) "Commercial Code" shall mean the Brazilian Commercial Code containing the legislative framework of commercial transactions and operations in Brazil;

         (iv) "Guaranteed Obligations" shall mean the Assumed Indebtedness and Algar's Indemnification Obligations;

         (v)     "GRANTEE" shall mean FCI;

         (vi)    "GRANTOR" shall mean Algar;

         (vii) "Pledged Shares" shall mean each of the Shares described in Exhibit A which are subject to the Pledge created under Section 2 below; "Pledged Shares" shall also comprise: (i) all shares of the Company received by GRANTOR as a result of stock splits or stock bonuses or stock dividends on or with respect to any Pledged Shares; and (ii) all shares (of any company) received by GRANTOR in exchange, replacement or substitution of any Pledged Shares; and

         (viii) "Corporation Law" shall mean Federal Law No. 6,404/76, and any and all amendments thereto.


2. As security to secure payment of the Guaranteed Obligations, as well as the Additions, GRANTOR hereby pledges (hereinafter referred to as the "Pledge") for the benefit of GRANTEE the Pledged Shares.

2.1      GRANTOR hereby represents that:

         2.1.1 it is the sole holder of record and beneficial owner of the Pledged Shares listed in Exhibit A and that the Pledged Shares are free and clear from any lien, burden, debt, claim or doubts and that there exists no claim, action, suit, investigation or proceeding pending or, to the knowledge of GRANTOR, threatened before any arbitrator or before any court or other authority which relates to such Pledged Shares;

         2.1.2 this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation; and

         2.1.3 no consent, approval, authorization or other order from any third party is required for (i) the execution and delivery of this Agreement by it or
(ii) for the exercise by GRANTEE of the rights in respect of the Pledged Shares pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Shares by laws affecting the offering and sale of securities generally.

3. Pursuant to the relevant provision of the Commercial Code, and, more specifically, Section 39 of the Corporation Law, the Pledge set forth hereunder shall be constituted by means of the registration thereof in the relevant books of the Company, and shall remain in effect until the Pledge is released in accordance with Section 12 of this Agreement.

         3.1 GRANTEE or its designees shall have the full right at any time to inspect the registration books of the Company to verify the good standing of the Pledge created hereunder.

4. So long as no Guaranteed Obligation is due and not paid by the GRANTOR (in accordance with the provisions of the Investment Agreement), any and all cash dividends pertaining to the Shares shall be freely payable by the Company to the GRANTOR and GRANTOR shall continue to exercise all voting rights and any other rights attached to the Pledged Shares.

5. GRANTOR hereby agrees that until the Pledge is released in accordance with
Section 12 of this Agreement it shall not:

         (i) sell, transfer, assign, dispose or agree to sell, transfer, assign or dispose of any of its Pledged Shares to any third parties and/or assign or transfer any of its rights and obligations under this Agreement, except as provided for in Articles 6.4 of the Shareholders' Agreement dated June 20, 2000 , entered into among FCI, Fibercore Ltda. ("FCI Brazil"), Algar, Xtal and the Company (the "Shareholders' Agreement");

         (ii) exercise its voting rights aiming at the dissolution, liquidation, winding up or extinction of the Company; or

         (iii) create or permit the creation of any lien, burden or encumbrance on the Pledged Shares or on a part thereof save for the Pledge created hereunder.

6. The Company hereby agrees not to recognize any of the transactions referred to in Section 5 of this Agreement (other than the Pledge hereunder) or any other transaction in violation of the provisions set forth herein.

7. GRANTEE hereby expressly acknowledges and agrees that so long as no Guaranteed Obligation is due and not paid by the Grantor (in accordance with the provisions of the Investment Agreement), the voting rights attributed to the Pledged Shares shall not be impaired by the Pledge created herein and GRANTOR agrees with such acknowledgment.

8. GRANTOR shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be legally necessary (in the reasonable judgment of GRANTEE) to create, preserve, perfect or validate the Pledge granted pursuant hereto or to enable GRANTEE to exercise and enforce its rights hereunder with respect to the Pledge hereunder.

9. In the event that any Guaranteed Obligation is due and not paid by the GRANTOR (in accordance with the provisions of the Investment Agreement) beyond any applicable grace period thereof and provided that such non-payment has not been remedied within the contractual or mutually agreed time frame then, in addition to having the right to exercise any rights and remedies of a secured party upon default under the law, the GRANTEE may sell the Pledged Shares at any public or private sale in accordance with Article 774, item III of the Brazilian Civil Code.

10. The proceeds resulting from any collection, sale or enforcement of the Pledge hereunder, or any other cash at the time held by the GRANTEE in connection with the Pledged Shares, shall be applied by the GRANTEE, in its sole discretion, to the payment, in whole or in part, of the Guaranteed Obligations and any Additions in full. If such proceeds are not sufficient to cover the Guaranteed Obligations and any Additions, GRANTEE shall allocate such proceeds to any part of the Guaranteed Obligations and any Additions in its sole discretion.

11. (a) GRANTOR hereby appoints GRANTEE, as its attorney-in-fact, granting to GRANTEE express, special and irrevocable powers to sell, assign and transfer to third parties as many Pledged Shares as necessary to settle the Guaranteed Obligations, including its relevant Additions, according to the terms and conditions set forth herein and in the Investment Agreement, to take any action and to execute all the necessary documents and forms to consummate such acts, including but not limited to, the execution of the competent share purchase agreement, to receive the relevant price therefor and to grant release, as well as to apply the proceeds thereof for the partial or total payment of the Guaranteed Obligations, including its relevant Additions.

     (b) Such irrevocable power of attorney is granted by GRANTOR for the benefit of GRANTEE in accordance with Article 774, item III and Article 1317, items I and II, of the Brazilian Civil Code and shall remain in force until the complete fulfillment and payment of all Secured Indebtedness under the Investment Agreement and any Additions, as well as of the GRANTOR's obligations under this Agreement.

     (c) In exercising its rights and remedies under this Agreement, GRANTEE shall be under no duty or obligation and shall incur no liability toward GRANTOR other than returning the balance of the proceeds from the sale of the Pledged Shares, if any, after the Secured Indebtedness and its relevant Additions have been paid in full to the GRANTOR.

12. (a) The Pledge set forth hereunder shall become effective immediately upon its registration in the books of the Company and shall remain in full force and effect until the date on which any of the call and put options provided for in Articles 6.3, 6.4 and 6.5 of the Shareholders' Agreement is exercised as provided for therein.

     (b) Upon the expiration of the Pledge, the notation of its termination and of the release of the Shares shall be promptly made in the books of the Company.

     (c) Except as provided for in this Section 12, the Pledge created herein can only be canceled or partially released if preceded by an express written consent of GRANTEE.

13. No waiver by either party of any condition, nor the breach of any term and covenant contained herein, in one or more instances shall be deemed to be or be construed as a further or continuous waiver of any such condition or breach, or a waiver of any other condition or of any breach of any other term or covenant.

14. Any amendment hereto shall only be valid if made in writing and executed by all the parties hereto. The GRANTOR agrees to register this Agreement and any amendment hereto with the competent Cartorio de Registro de Titulos e Documentos, within fifteen (15) days after the execution of the relevant agreement, and to promptly provide the other parties hereto with a registered copy of this Agreement and of any such amendment to this Agreement with such "Cartorio". For registration purposes only, the amount of this Agreement is R$ 600,000.00 (six hundred thousand Reais).

15. It is expressly agreed by the parties that any and all costs, expenses, duties and taxes related to the execution and the registration of this Agreement and any amendment to this Agreement with the appropriate "Cartorio" referred to above shall be borne solely by the GRANTEE;

16. This Agreement is executed, and any amendment to this Agreement shall be executed, in both Portuguese and English versions and, in case of conflict, the English version shall prevail and control.

17. This Agreement binds and inures to the benefit of the parties hereto, their heirs and successors, provided that neither the Company nor GRANTOR may assign or transfer, in whole or in part, their rights and obligations hereunder without the prior written consent of GRANTEE.

18. The validity and interpretation of this Agreement and the legal relations of the parties hereto shall be governed by the laws of Brazil. The parties hereto irrevocably agree to submit any dispute arising hereunder to the exclusive jurisdiction of the central courts sitting in the city of Sao Paulo, State of Sao Paulo, Brazil, with the exclusion of any other court, no matter how privileged it may be or become.

19. The parties hereto hereby agree that no amendment to this Agreement shall be deemed a novation of any of the obligations or provisions set forth herein.

20. Any notice or request required or permitted to be given or made hereunder shall be in writing. Such notice or request shall be deemed to have been duly given or made when it shall be delivered by hand, registered airmail, cable or telex, or facsimile to the party to which it is required or permitted to be given or made as such party's address specified below or at such other address as such party shall have designated by notice to the party giving such notice or making such request.

        (a) if to Grantor:         Algar S.A. - Empreendimentos e Participacoes
                                   Avenida Alexandrino Garcia, 2689
                                   Distrito Industrial, Uberlandia
                                   Att:  Nelson Cascelli Reis


        (b) if to Grantee:         FiberCore, Inc.
                                   P.O. BOX 180
                                   253 Worcester Road
                                   Charlton, MA  01507, U.S.A
                                   Att: Dr. Mohd Aslami


        (c) if to the Company :    Mamore Participacoes S.A.
                                   Alexandrino Garcia, 2689, cj. 07, Sala A
                                   Distrito Industrial, Uberlandia
                                   Att: Antonio Carlos de Campos


        (d) if to Xtal:            Xtal Fibras Opticas S.A.
                                   Avenida Alexandrino Garcia, 2689 - Sala 8
                                   Distrito Industrial, Uberlandia
                                   Att:  Antonio Carlos de Campos


         IN WITNESS WHEREOF, and in the presence of the two (2) witnesses below, the parties hereto have duly executed this Agreement in several equal counterparts each of which is an original, but all of which together constitute one and the same agreement and to be effective as of the day and year first above written.

                                     FiberCore, Inc.


                                     -------------------------------------------
                                     By: Mohd A Aslami
                                     Title: President Chief Executive Officer




                                     Algar S.A. - Empreendimentos e
                                     Participacoes S.A.


                                     -------------------------------------------
                                     By: Nelson Cascelli Reis
                                     Title: Attorney-in-fact


                                     -------------------------------------------
                                     By: Jose Mauro Leal Costa
                                     Title: Chief Executive Officer




                                      Xtal Fibras Opticas S.A.


                                      ------------------------------------------
                                      By: Jose Mauro Leal Costa
                                      Title:   President


                                      ------------------------------------------
                                      By:     Antonio Carlos Campos
                                      Title:  Managing Director




                                      Marmore Participacoes S.A.


                                      ------------------------------------------
                                      By: Nelson Cascelli Reis
                                      Title: Attorney-in-fact


                                      ------------------------------------------
                                      By: Jose Mauro Leal Costa
                                      Title: Attorney-in-fact

Witnesses:

1.
    -----------------------------------
    Name: Giseli Aparecida Perez Araujo
    RG: 16.978.964
    CPF: 074.393.068-13


2.
    -----------------------------------
    Name: Eliane Barbosa Mari
    RG: 8.690.203
    CPF: 762.429.948-87

                                    EXHIBIT A

       Ownership of Shares of the Company and Shares Subject to the Pledge




------------------------- ------------- ----------------------- ----------------- -------------------

                          Total         % of the Total           Total No.         % of Pledged
                          No. of        Issued and               of Pledged        Shares in the
                          Shares        Outstanding              Shares            Total Issued and
                          Owned         Share Capital                              Outstanding
                                                                                   Share Capital

------------------------- ------------- ----------------------- ----------------- -------------------

Algar S.A.                  648,863           10%                   648,863              10%
Empreendimentos
e Participacoes
------------------------- ------------- ----------------------- ----------------- -------------------
